UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2021 (January 22, 2021)
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restated Employment Agreements

On January 22, 2021, AGNC Mortgage Management, LLC entered into amended and restated employment agreements with the following officers: Bernice Bell, Senior Vice President and Chief Financial Officer and Aaron Pas, Senior Vice President, Non-Agency Portfolio.

The amended and restated employment agreements adjust the officers’ compensation, effective for 2021, as follows:

•Ms. Bell’s target annual bonus will be increased from 170% of her annual base salary to 200% of her annual base salary, and her target long-term incentive award opportunity will be increased from 175% of her annual base salary to 220% of her annual base salary.

•Mr. Pas’s annual base salary will be increased from $425,000 to $450,000. Although his target annual bonus opportunity remains unchanged at 175% of his annual base salary and his target long-term incentive award opportunity remains unchanged at 190% of his annual base salary, the increase in Mr. Pas’s annual base salary causes such target dollar amounts to be increased from $743,750 and $807,500, respectively, to $787,500 and $855,000, respectively.

In addition to the above, the amended and restated employment agreements for Ms. Bell and Mr. Pas increase the severance payable upon certain terminations of employment following a change of control of the Company as follows:

•The multiple of the officers’ salary and target annual bonus payable if their employment terminates by reason of a Termination Without Cause or Termination For Good Reason during the 24-month period following a Change of Control (as each such term is defined in each executive’s employment agreement) will increase from 1.0 to 1.5, and the related post-employment COBRA reimbursement (or substitute payment) period for each executive and the executives’ eligible dependents will increase from up to 12 months to up to 18 months.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the amended and restated employment agreement amendments for the officers attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of January 22, 2021, by and between AGNC Mortgage Management, LLC and Bernice Bell
10.2	Amended and Restated Employment Agreement, dated as of January 22, 2021, by and between AGNC Mortgage Management, LLC and Aaron Pas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: January 22, 2021	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary